Exhibit 10.12

STOCKHOLDER’S AGREEMENT

STOCKHOLDER’S AGREEMENT, dated as of March 8, 2011 (this “Agreement”), by and between SofTech, Inc., a Massachusetts corporation (“Company”), and Greenleaf Capital, Inc., a Michigan corporation (“Stockholder”) of the Company.

RECITALS

A.

Concurrently with the execution of this Agreement, the Company is entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain new equity investors (the “Investors”) as part of a recapitalization transaction, in which the Company is selling, and the Investors are purchasing, shares of the Company’s common stock, par value of $0.10 per share (“Common Stock”), and the Company is simultaneously effecting the Debt Recapitalization relating to the indebtedness owed by the Company to the Stockholder.  Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Securities Purchase Agreement.

B.

Stockholder is the record holder of 5,288,243 shares of Common Stock (the “Shares).  Stockholder’s sole shareholder, William D. Johnston, is also the beneficial owner of an additional 140,000 shares of the Company.

C.

It is a condition to Investor’s obligations under the Securities Purchase Agreement that the Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.

Voting of Shares.

Section 1.1  Voting Agreement.  Subject to the terms and conditions of this Agreement, at every meeting of the stockholders of the Company called for the purpose of voting on any matter with respect to which holders of the Common Stock are entitled to vote, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder shall vote or cause to be voted the Shares and any New Shares (as hereinafter defined) as recommended at the time by the Board of Directors of the Company.  Stockholder shall not, from the date of this Agreement until the Expiration Date (as hereinafter defined), enter into any agreement or understanding with any Person to vote or give instructions inconsistent with the preceding sentence.

Section 1.2  New Shares.  Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (“New Shares”) after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

Section 1.3  Proxy.

(a)

In furtherance of the voting agreements set forth Sections 1.1 and 1.2 hereof, concurrent with the execution of this Agreement, the Stockholder shall deliver a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the “Proxy”), entitling the proxy holders thereof to vote such shares on any and all matters that are the subject of a stockholder vote in accordance with the recommendations of the Board of Directors of the Company at such time.  Joseph M. Mullaney and Robert Anthonyson shall be the initial proxy holders thereof, with the Board of Directors of the Company having full power substitution to designate other persons to serve as the proxies of the Stockholder for the purposes of voting the shares referred to herein in accordance with the recommendations of the Board of Directors of the Company.  In addition, the Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any Shares that are owned beneficially (but are not owned of record) by Stockholder.

(b)

After the execution of this Agreement until the Expiration Date, Stockholder shall execute or cause to be executed such further proxies as may be requested by the Company with respect to any New Shares, and Stockholder shall promptly notify the Company upon acquiring beneficial ownership of any New Shares.

(c)

Stockholder covenants and agrees that, from the date of this Agreement until the Expiration Date, Stockholder will not deposit any of the Shares into a voting trust or grant a proxy or enter into a voting agreement or similar contract with respect to any of the Shares.

2.

Limitations on Transfer of Shares and/or New Shares.

Section 2.1  Affiliated Transferees Subject to Voting Arrangements.  Stockholder acknowledges that the foregoing voting arrangements apply not only to the Stockholder, but also to any Person who is now, or becomes at any time before the Expiration Date, (i) an Affiliate or Associate (as defined in the Exchange Act) of the Stockholder; (ii) a Person for whom beneficial ownership (as defined in the Exchange Act) of the Shares and/or New Shares is deemed shared with, or attributed to, the Stockholder; or (iii) Acting in Concert with the Stockholder or any of the foregoing Persons.  A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with, such other Person where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Company’s Board of Directors that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel.  A Person which is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.  At any time before the Expiration Date, any transfer, directly or indirectly, of Shares and/or New Shares to any of the foregoing affiliated persons requires advance notice to the Company and that the transferee/ recipient of such Shares agree in writing to be bound by the provisions of this Agreement.  Bona fide sales of Shares and/or New Shares to unaffiliated transferees are not subject to the foregoing, but must comply with Section 2.2.

Section 2.2  Third Parties Sales and NOL Limitation; Company ROFR.  During the period from the Closing Date to the Expiration Date, the Stockholder shall not sell in excess of 1,500,000 Shares (any number of shares in excess of 1,500,000 Shares is herein referred to as an “Excess Sale”) without first complying with the following procedures:  The Stockholder shall give the Company written notice of the proposed Excess Sale, including (i) the name and address of the party to which the Stockholder  proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the "Offeror"), (ii) the number of Shares the Stockholder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per Share to be delivered to the Stockholder for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction (the “Notice”).  The Company shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice.  The Company must exercise such option no later than 10 Business Days after such Notice is deemed under Section 6.4 hereof to have been delivered to it, by written notice to the Stockholder, otherwise such option lapses.  In the event the Company duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company 5 Business days after the expiration of such 10-day period.  To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company exercising its options under this Sections 2.2 may consist of cash equal to the value of such property, as determined in good faith by agreement of the Stockholder and the Company.

Section 2.3  Repurchase Rights.  Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 2.2., the Company shall in addition have the right, but not the obligation, at any time in its sole election to purchase, some or all, of up to 4,054,424 Shares held by the Stockholder at the purchase price of $1.233 per share.

Section 2.4  Transfer of Voting Rights.  Stockholder covenants and agrees that, from the date of this Agreement until the Expiration Date (as defined below), Stockholder will not deposit any of the Shares into a voting trust or grant a proxy or enter into a voting agreement or similar contract with respect to any of the Shares.

3.

Representations and Warranties of the Stockholder.

Section 3.1  Ownership of Shares.  Stockholder represents and warrants that Stockholder (a) is the record and beneficial owner of and has the sole right to vote or direct the voting of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances, and (b) does not own, either beneficially or of record, any shares of capital stock of the Company other than the Shares (excluding (i) shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law and (ii) shares which Stockholder has the right to acquire pursuant to options granted to Stockholder by the Company).

Section 3.2  No Conflict.  The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (a) conflict with or violate any legal requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is bound or affected; or (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on or otherwise affecting any of the Shares pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties is bound or affected.  The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of its obligations under this Agreement and the granting of the Proxy by Stockholder will not, require any consent of any Person.

Section 3.3  Enforceability.  Stockholder has all requisite power and capacity to execute and deliver this Agreement and the Proxy and to perform its obligations hereunder and thereunder.  This Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, each constitute the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.4  Continuous Warranty.  The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all material respects at all times through the Expiration Date.

4.

Covenants of Stockholder.  Stockholder hereby covenants and agrees to cooperate fully with Company and to execute and deliver any additional documents necessary or desirable and to take such further actions, in the reasonable opinion of Company, necessary or desirable to carry out the intent of this Agreement.

5.

Termination.  This Agreement shall terminate and shall have no further force or effect as of the three-year anniversary of the Closing Date (the “Expiration Date”), expect for the Company’s rights under Section 2.3 which shall continue indefinitely.

6.

Miscellaneous.

Section 6.1  Fees and Expenses.  Except as specifically provided to the contrary in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

Section 6.2  Amendments and Modification.  Subject to applicable law, this Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 6.3  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Date; provided, however that the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

Section 6.4  Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:  If to the Company, at SofTech, Inc., 59 Lowes Way, Suite 401, Lowell, MA 01851, Attention: Chief Executive Officer, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199  Attention: Matthew J. Gardella , Esq.; or if to the Stockholder, at Greenleaf Capital, Inc., 100 West Michigan Avenue, Suite 300, Kalamazoo, MI 49007, Attention: Michael D. Elliston, with a copy to Lake, Stover & Schau, PLC, 141 E, Michigan Avenue, Suite 600, Kalamazoo, MI, Attention: Jordan R. Schau, Esq.; or

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

Section 6.5  Counterparts.  This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

Section 6.6  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the documents and the instruments referred to herein):  (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the Company and the Stockholder any rights or remedies hereunder.

Section 6.7  Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 6.8  Governing Law.  This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof that would cause the application of the laws of any jurisdiction other than the internal laws of The Commonwealth of Massachusetts.

Section 6.9  Enforcement.  Each of the parties hereto (i) irrevocably consent to submit itself to the personal jurisdiction of the courts of the Commonwealth of Massachusetts located in Suffolk County, and of the United States District Courts for the District of Massachusetts, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the Commonwealth of Massachusetts located in Suffolk County, and of the United States District Courts for the District of Massachusetts and (iv) consents to service being made through the notice procedures set forth in Section 6.4. The parties hereby agree that service of any process, summons, notice or document by registered mail to the respective addresses set forth in Section 6.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby

Section 6.10  Extension, Waiver.  At any time prior to the Expiration Date, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 6.11  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 6.12  Legal Counsel.  Stockholder acknowledges that he has been advised to, and has had the opportunity to consult with his or its personal attorney prior to entering into this Agreement.  Stockholder acknowledges that attorneys for the Company represent the Company and do not represent any of the stockholders of the Company in connection with this Agreement or any of the transactions contemplated hereby or thereby.

Section 6.13  Agreement Negotiated.  The form of this Agreement has been negotiated by or on behalf of the Company and the Stockholder, each of which was represented by attorneys who have carefully negotiated the provisions hereof.  No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement or the Proxy.

Section 6.14  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 6.15  Legends.  Any stock certificates representing the Shares or the New Shares shall be legended at the request of the Company to reflect the voting agreement and, if applicable, the irrevocable proxy granted by this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

SOFTECH, INC.

By:	/s/ Jean Croteau
Name:	Jean Croteau
Title:	Chief Executive Officer

GREENLEAF CAPITAL, INC.

By:	/s/ Michael D. Elliston
Name:	Michael D. Elliston
Title:	Chief Financial Officer

Number of Shares Subject to this Agreement:

5,288,243

Stockholder Address:

Greenleaf Capital, Inc.
100 West Michigan Ave., Suite 300
Kalamazoo, MI 49007

[Signature Page – Stockholder’s Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder of SofTech, Inc., a Massachusetts corporation (the “Company”), hereby irrevocably appoints and constitutes Joseph P. Mullaney and Robert Anthonyson, of the Company, and each of them, or any other designee of the Board of Directors, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of the Company set forth on the final page of this irrevocable proxy (the “Irrevocable Proxy”) and all other shares or securities issued or issuable in respect thereof, or otherwise acquired by the undersigned on or after the date hereof (collectively, the “Shares”), until the “Expiration Date” as defined in the Stockholder’s Agreement between the Company and the undersigned, dated as of March 8, 2011.  Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable (to the fullest extent provided by applicable law), is coupled with an interest, is granted pursuant to the Securities Purchase Agreement, dated as of March 8, 2011, by and between the Company and the Investors named therein (the “Securities Purchase Agreement”), and the related Debt Recapitalization benefitting the undersigned. It is being granted in consideration of the foregoing.  Capitalized terms used but not otherwise defined in this proxy have the meanings given to such terms in the Securities Purchase Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered to and by the undersigned at any time prior to the Expiration Date to act as the undersigned’s attorney and proxy to vote the Shares and to exercise all voting and other rights of the undersigned and the Shares with respect to any and all matters (including, without limitation, the power to execute and deliver written consents with respect to the Shares pursuant to the Massachusetts Business Corporation Act and the Massachusetts General Laws) at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, in accordance with the recommendations of the Board of Directors at such time.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  THIS PROXY IS IRREVOCABLE.

Signature of Stockholder:
Print Name of Stockholder:
Shares Subject to Proxy as of the date hereof:

A-1